Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED MARCH 31, 2011

Company Reports Quarterly Revenue Growth of 22%, Contract Value Growth of 19%, and Member
Renewal Rate of 91%; Announces Two New Programs

WASHINGTON, D.C. — (May 5, 2011) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended March 31, 2011, the fourth quarter of its 2011 fiscal year. Revenue for the quarter increased 21.8% to $77.2 million, from $63.4 million in the quarter ended March 31, 2010. Contract value increased 18.7% to $310.1 million as of March 31, 2011, up from $261.1 million as of March 31, 2010. For the quarter ended March 31, 2011, net income was $5.1 million, or $0.30 per diluted share, compared to net income of $5.1 million, or $0.32 per diluted share, for the prior quarter. For the quarter ended March 31, 2011, adjusted net income, non-GAAP earnings per diluted share and adjusted EBITDA, all of which are non-GAAP financial measures, were $7.4 million, $0.44 per diluted share and $12.0 million, respectively.  For the quarter ended March 31, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $7.6 million, $0.48 per diluted share, and $12.9 million, respectively.

For the fiscal year ended March 31, 2011, revenue increased 21.3% to $290.2 million, from $239.3 million for the fiscal year ended March 31, 2010. Net income was $18.5 million, or $1.13 per diluted share, for the fiscal year ended March 31, 2011, compared to net income of $11.4 million, or $0.73 per diluted share, for the prior fiscal year. For the fiscal year ended March 31, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $28.4 million, $1.73 per diluted share, and $48.0 million, respectively.  For the fiscal year ended March 31, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $26.1 million, $1.66 per diluted share, and $43.8 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We closed the quarter and the fiscal year with strong performance and are off to a good start against our calendar 2011 objectives.  The continued change and complexity in the markets we serve is driving a sustained, urgent need for our products and services, as evidenced by both our 22% revenue growth for the quarter and also by our 19% growth in contract value over last year at this time.  Our outstanding 91% overall renewal rate, the highest since 2005, reflects both excellent product quality and measurable impact for our membership, which has grown nearly 9% and stands at 3,243 institutions.”

Mr. Musslewhite continued, “I am pleased to announce today the launch of two new programs.  The first, Crimson Care Registry, builds on our successful Crimson platform to provide new point-of-care patient registry tools based on proven clinical care guidelines.  Crimson Care Registry helps physicians improve patient care by providing actionable and customizable prompts during care delivery, capturing clinical information, and aligning physician quality across the ambulatory setting.  We anticipate that Crimson Care Registry will be an essential tool under value-based payment structures and are confident that the addition of the product to the Crimson portfolio will provide tremendous value to all members of the program.

“Our second new program, the Clinical Denials Prevention Program, hardwires a best practice approach to patient precertification, automating the authorization, retrieval, and submission process in order to prevent related denials.  Because 54% of denied claims are attributed to improper precertification—errors that result in a 3-5% loss of net revenue for most hospitals—improving these processes has a significant bottom line impact.  Through software that leverages both hospital and payer data sets, as well as a proprietary, robust, comprehensive authorization rules engine, the Clinical Denials Prevention Program aids hospitals in the creation of an accurate and efficient precertification process.”

Mr. Musslewhite concluded, “In today’s dynamic market, our members are asking that we develop deeper, more comprehensive ways to partner with them as the health care market evolves.  We have responded and have seen strong growth across all parts of the portfolio.  With our software-based memberships now comprising more than 50% of our total contract value and serving over 1,000 participating organizations, it is clear that our members see tremendous value in our expanded capabilities.  We continue to see numerous opportunities ahead of us to partner more deeply with them, and we are confident in the future prospects of our business in doing so.”

Share Repurchase

During the three months ended March 31, 2011, the Company repurchased 35,973 shares of its common stock at a total cost of approximately $1.8 million. As of March 31, 2011, the Company had repurchased 7,520,671 shares of its common stock at a total cost of approximately $316.3 million.

Outlook for Calendar Year 2011

The Company reaffirmed its previously announced calendar year 2011 guidance for revenue, non-GAAP earnings per diluted share, and adjusted EBITDA. For calendar year 2011, the Company expects revenue to be in a range of approximately $318 million to $326 million, adjusted EBITDA to be in a range of approximately $56 million to $60 million, and non-GAAP earnings per diluted share of approximately $1.85 to $2.00. For calendar year 2011 the Company expects share-based compensation expense to be approximately $10 million, and amortization from acquisition-related intangible assets to be approximately $4.5 million. For the fiscal year ending March 31, 2012, the Company expects an effective tax rate of approximately 36.5% to 37.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

We define our non-GAAP financial measures as described below. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; amortization of acquisition-related intangibles and capitalized software included in cost of services; non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options that occurred in the quarter ended September 30, 2009; costs associated with the acquisitions of Concuity Services Inc. (“Concuity”) and Cielo MedSolutions LLC (“Cielo”) that occurred in the quarters ended March 31, 2010 and 2011, respectively; share-based compensation expense; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “adjusted net income” refers to net income excluding the net of tax effect of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options; share-based compensation expense; amortization of acquisition-related intangibles; costs associated with the acquisitions of Concuity and Cielo; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “non-GAAP earnings per diluted share” refers to net income per share excluding the net of tax effect of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options; share-based compensation expense; amortization of acquisition-related intangibles; costs associated with the acquisitions of Concuity and Cielo; and fair value adjustments made to the Company’s acquisition-related earn out liabilities.

The foregoing non-GAAP measures may be calculated differently from similarly titled measures used by other companies, which limits their usefulness as comparative measures, and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results as indicators of performance. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because they enable the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, share-based compensation expense and certain non-cash and special charges.

There are limitations associated with these non-GAAP financial measures as indicators of performance, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, share-based compensation expense or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and forecasted non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures cannot reasonably be estimated or predicted at this time.

	Quarter Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010
Net income	$5,113	$5,052	$18,524	$11,433
Provision for income taxes	2,417	2,638	9,930	5,969
Other income, net (1)	(588)	(191)	(1,866)	(2,340)
Depreciation and amortization	1,682	1,383	5,971	6,391
Amortization of intangibles (incl. in CoS)	1,148	755	4,721	1,644
Acquisition charges	408	1,123	408	1,123
Fair value adjustments to acquisition-related earn out liabilities	—	—	1,500	—
Write-off of capitalized software	—	—	—	7,397
Option cancellation charge	—	—	—	1,937
Share-based compensation expense	1,813	2,092	8,792	10,216

Adjusted EBITDA	$11,993	$12,852	$47,980	$43,770

	Quarter Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010
Net income	$5,113	$5,052	$18,524	$11,433
Amortization of acquisition-related intangibles, net of tax	772	467	2,896	1,079
Acquisition charges, net of tax	277	738	266	738
Fair value adjustments to acquisition-related earn out liabilities, net of tax	—	—	977	—
Write-off of capitalized software, net of tax	—	—	—	4,860
Option cancellation charge, net of tax	—	—	—	1,273
Share-based compensation, net of tax	1,231	1,374	5,724	6,712

Adjusted net income	$7,393	$7,631	$28,387	$26,095

	Quarter Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010
GAAP earnings per diluted share	$0.30	$0.32	$1.13	$0.73
Amortization of acquisition-related intangibles, net of tax	0.05	0.03	0.17	0.07
Acquisition charges, net of tax	0.02	0.04	0.02	0.04
Fair value adjustments to acquisition-related earn out liabilities, net of tax	—	—	0.06	—
Write-off of capitalized software, net of tax	—	—	—	0.31
Option cancellation charge, net of tax	—	—	—	0.08
Share-based compensation, net of tax	0.07	0.09	0.35	0.43

Non-GAAP earnings per diluted share	$0.44	$0.48	$1.73	$1.66

(1)	Other income, net includes interest income of $0.5 million and $0.5 million for the quarters ended March 31, 2011 and 2010, respectively, and $1.7 million and $2.3 million for the fiscal years ended March 31, 2011 and 2010, respectively. Other income, net also includes a foreign currency gain of $52,000 and foreign currency loss of $0.3 million for the quarters ended March 31, 2011 and 2010, respectively. Other income, net includes foreign currency gain of $0.2 million and $0.1 million for the fiscal years ended March 31, 2011 and 2010, respectively.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter performance this evening, May 5, 2011 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.700.6979 and the access code is 39077402. Participants are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Eastern Time on Thursday, May 5, until 8:30 p.m. Eastern Time on Thursday, May 12, 2011.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis, business intelligence and software tools, and installation support and management and advisory services to approximately 3,200 organizations, including hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other educational institutions. Members of each program typically are charged a fixed fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA and non-GAAP earnings per diluted share for calendar year 2011 and its effective tax rate for fiscal year 2012, are based on information available to the Company as of May 5, 2011, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-K for the fiscal year ended March 31, 2011, which will be filed with the Securities and Exchange Commission in June 2011.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Quarter Ended		Selected	Year Ended		Selected
	March 31,		Growth	March 31,		Growth
	2011	2010	Rates	2011	2010	Rates
Statements of Income
Revenue	$77,248	$63,404	21.8%	$290,248	$239,323	21.3%

Cost of services (1)	41,304	31,227		154,395	124,412
Member relations and marketing (1)	16,717	14,426		65,069	53,928
General and administrative (1)	10,603	8,869		38,225	32,133
Depreciation and amortization	1,682	1,383		5,971	6,391
Write-off of capitalized software	-	-		-	7,397
Income from operations	6,942	7,499		26,588	15,062
Other income, net	588	191		1,866	2,340
Income before provision for income taxes	7,530	7,690		28,454	17,402
Provision for income taxes	(2,417)	(2,638)		(9,930)	(5,969)
Net income	$5,113	$5,052		$18,524	$11,433

Earnings per share
Basic	$0.32	$0.33		$1.17	$0.74
Diluted	$0.30	$0.32		$1.13	$0.73
Weighted average common shares outstanding
Basic	16,088	15,464		15,769	15,515
Diluted	16,766	15,795		16,419	15,692
Contract Value (at end of period)	$310,051	$261,110	18.7%
Percentages of Revenues
Cost of services (1)	53.5%	49.3%		53.2%	52.0%
Member relations and marketing (1)	21.6%	22.8%		22.4%	22.5%
General and administrative (1)	13.7%	14.0%		13.2%	13.4%
Depreciation and amortization	2.2%	2.2%		2.1%	2.7%
Income from operations	9.0%	11.8%		9.2%	6.3%
Net income	6.6%	8.0%		6.4%	4.8%

(1)	During the quarter and year ended March 31, 2011, the Company recognized approximately $0.6 million and $2.6 million in cost of services, approximately $0.3 million and $1.8 million in member relations and marketing, and approximately $1.0 million and $4.5 million in general and administrative expense for share-based compensation, respectively. During the quarter and year ended March 31, 2010, the Company recognized approximately $0.6 million and $4.0 million in cost of services, approximately $0.6 million and $2.3 million in member relations and marketing, and approximately $0.9 million and $5.9 million in general and administrative expense for share-based compensation, respectively. Included in the share-based compensation amounts for the year ended March 31, 2010 are approximately $0.7 million, $0.1 million, and $1.1 million recorded in cost of services, member relations and marketing, and general and administrative expense, respectively, relating to the one-time charge for the cancellation of certain stock options during the quarter ended September 30, 2009. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,378	$61,238
Marketable securities	—	10,422
Membership fees receivable, net	179,162	143,453
Prepaid expenses and other current assets	7,069	3,326
Deferred income taxes, net	5,894	5,629
Total current assets	222,503	224,068
Property and equipment, net	29,529	22,183
Intangible assets, net	18,450	9,161
Restricted cash	6,500	2,500
Goodwill	67,155	37,255
Deferred incentive compensation and other charges	46,226	37,563
Deferred income taxes, net of current portion	9,646	7,782
Other non-current assets	5,000	5,000
Marketable securities	86,179	41,260
Total assets	$491,188	$386,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$223,876	$182,689
Accounts payable and accrued liabilities	51,957	51,254
Accrued incentive compensation	13,609	12,152
Total current liabilities	289,442	246,095
Long-term deferred revenues	42,139	25,713
Other long-term liabilities	11,015	3,149
Total liabilities	342,596	274,957

Stockholders’ equity:
Common stock	225	218
Additional paid-in capital	267,242	239,548
Retained earnings	164,449	145,925
Accumulated elements of comprehensive income	(120)	1,034
Treasury stock	(283,204)	(274,910)
Total stockholders’ equity	148,592	111,815

Total liabilities and stockholders’ equity	$491,188	$386,772

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$18,524	$11,433
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	5,971	6,391
Write-off of capitalized software	—	7,397
Amortization of intangible assets	4,723	1,644
Deferred income taxes	1,058	(8,136)
Excess tax benefits from stock-based payments	(2,569)	—
Stock-based compensation expense	8,792	12,152
Amortization of marketable securities premiums	741	633
Changes in operating assets and liabilities:
Member fees receivable	(32,346)	(25,822)
Prepaid expenses and other current assets	(3,339)	1,799
Deferred incentive compensation and other charges	(8,663)	(10,826)
Deferred revenues	56,310	36,277
Accounts payable and accrued liabilities	7,004	9,532
Accrued incentive compensation	394	4,832
Other long-term liabilities	(6,131)	(635)

Net cash flows provided by operating activities	50,469	46,671

Cash flows from investing activities:
Purchases of property and equipment	(10,317)	(1,802)
Capitalized software development costs	(2,012)	(742)
Cash paid for acquisitions, net of cash acquired	(42,605)	(13,600)
Redemption of marketable securities	26,080	45,412
Purchases of marketable securities	(63,083)	(28,561)
Other investing activities	—	(5,000)
Net cash flows used in investing activities	(91,937)	(4,293)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	17,770	214
Repurchase of shares to satisfy minimum employee tax withholding	(1,628)	(1,249)
Proceeds on issuance of stock under employee stock purchase plan	191	148
Excess tax benefits from share-based compensation arrangements	2,569	—
Purchases of treasury stock	(8,294)	(3,999)
Net cash flows provided by (used in) financing activities	10,608	(4,886)

Net (decrease) increase in cash and cash equivalents	(30,860)	37,492
Cash and cash equivalents, beginning of period	61,238	23,746
Cash and cash equivalents, end of period	$30,378	$61,238